Exhibit 99.1

E*TRADE Financial Corporation Announces First Quarter 2019 Results

NEW YORK--(BUSINESS WIRE)--April 17, 2019--E*TRADE Financial Corporation (NASDAQ:ETFC):

First Quarter Results

  Net income of $290 million; net income available to common shareholders of $270 million
  Diluted earnings per common share of $1.09, which includes a net benefit of $19 million, or $0.08 per diluted share, related to benefits to provision for loan losses and communications expense(1)
  Total net revenue of $755 million, a Company record(2)
  Operating margin of 52 percent; adjusted operating margin of 50 percent (3)
  Return on common equity of 19 percent; adjusted return on common equity of 18 percent(4)
  Average interest-earning assets of $61.0 billion; net interest margin of 323 basis points
  Daily Average Revenue Trades (DARTs) of 279,000, including derivative DARTs of 90,000
  Margin receivables of $10.3 billion; average margin receivables of $9.8 billion
  Net new accounts of 135,000
  Net new retail and advisor services assets of $4.7 billion
  Capital return to shareholders(5) of $155 million, including dividends of $35 million and share repurchases of $120 million

E*TRADE Financial Corporation (NASDAQ:ETFC) today announced results for its first quarter ended March 31, 2019, reporting net income of $290 million, diluted earnings per common share of $1.09 and total net revenue of $755 million. Operating margin for the quarter was 52 percent and adjusted operating margin was 50 percent(3).

“We kicked off 2019 with an exceptionally strong quarter, generating record net revenue and a record adjusted operating margin, demonstrating the resiliency of our model across operating environments,” said Karl Roessner, Chief Executive Officer. “We generated solid account growth and asset flows in our retail channel, as customers remained highly engaged with the markets, and our institutional channels continued their momentum, with Corporate Services implementing nearly $7 billion in new client relationships. As we look ahead there is much to be excited about as we further invigorate our complementary retail and institutional customer channels, delivering exceptional value for our customers and our shareholders.”

The Company declared a quarterly cash dividend of $0.14 per share on the Company's outstanding shares of common stock. The dividend is payable on May 20, 2019, to shareholders of record as of the close of business on May 13, 2019.

The Company updated the structure of its customer activity metrics to better align to its customer channels: Retail, Corporate Services and Advisor Services.

Additionally, the Company has refined the presentation of certain customer activity metrics, as follows:

  Trades: to capture only commissionable trades (this impacts DARTs, derivative DARTs %, and average commission per trade.)
  Accounts: to align the reporting threshold for retail accounts at $25 or a trade within six months (this impacts gross new retail accounts and end of period retail accounts.)

These updates did not have any impact on the Company’s financial statements. The Company published a presentation detailing the changes and a summary spreadsheet containing metrics under both the prior and new methodology. The presentation and summary spreadsheet are available on the Company’s corporate website, about.etrade.com.

The Company will host a conference call beginning at 5 p.m. ET today to discuss the quarterly results. This conference call will be available to domestic participants by dialing 888-612-1053 while international participants should dial +1 303 223 2698. A live audio webcast and replay of this conference call will also be available at about.etrade.com.

Historical metrics and financials can be found on the E*TRADE Financial corporate website at about.etrade.com.

About E*TRADE Financial

E*TRADE Financial and its subsidiaries provide financial services including brokerage and banking products and services to traders, investors, stock plan administrators and participants and registered investment advisors (RIAs). Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Commodity futures and options on futures products and services are offered by E*TRADE Futures LLC (Member NFA). Managed Account Solutions are offered through E*TRADE Capital Management, LLC, a Registered Investment Advisor. Bank products and services are offered by E*TRADE Bank, and RIA custody solutions are offered by E*TRADE Savings Bank, both of which are national federal savings banks (Members FDIC). More information is available at www.etrade.com. ETFC-E

Important Notices
E*TRADE, E*TRADE Financial, E*TRADE Bank, E*TRADE Savings Bank, the Converging Arrows logo, and the E*TRADE logo are trademarks or registered trademarks of E*TRADE Financial Corporation.

Forward-Looking Statements
The statements contained in this press release that are forward looking, including statements regarding the Company's ability to continue to grow its retail and institutional channels, deliver value for its customers and shareholders, and pay additional dividends in the future, are “forward-looking statements” within the meaning of the federal securities laws, and are subject to a number of uncertainties and risks. Actual results may differ materially from those indicated in the forward-looking statements. The uncertainties and risks include, but are not limited to: risks related to macro trends of the economy in general; market volatility and its impact on trading volumes; fluctuations in interest rates; potential system disruptions and security breaches; our ability to attract and retain customers and develop new products and services; increased competition; increased restrictions resulting from financial regulatory reform or changes in the policies of our regulators, including with respect to approval of any future dividend or share repurchase; our ability to participate in consolidation opportunities in our industry, to complete consolidation transactions and to realize synergies or implement integration plans; adverse developments in litigation or regulatory matters; the timing and duration of, and the amount of shares repurchased and amount of cash expended in connection with, the share repurchase program; and the other factors set forth in our annual and current reports on Form 10-K, as amended, and Form 8-K previously filed with the Securities and Exchange Commission (including information in these reports under the caption “Risk Factors”). Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information, except as required by law.

© 2019 E*TRADE Financial Corporation. All rights reserved.

E*TRADE FINANCIAL CORPORATION
Consolidated Statement of Income
(In millions, except share data and per share amounts)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Revenue:
Interest income	$555	$538	$468
Interest expense	(63)	(56)	(23)
Net interest income	492	482	445
Commissions	122	123	137
Fees and service charges	118	108	105
Gains on securities and other, net	11	11	10
Other revenue	12	11	11
Total non-interest income	263	253	263
Total net revenue	755	735	708
Provision (benefit) for loan losses	(12)	(12)	(21)
Non-interest expense:
Compensation and benefits	164	152	152
Advertising and market development	54	48	60
Clearing and servicing	30	32	36
Professional services	22	26	22
Occupancy and equipment	32	35	30
Communications	15	27	31
Depreciation and amortization	21	22	22
FDIC insurance premiums	4	4	9
Amortization of other intangibles	15	14	10
Restructuring and acquisition-related activities	—	1	—
Other non-interest expenses	18	21	23
Total non-interest expense	375	382	395
Income before income tax expense	392	365	334
Income tax expense	102	95	87
Net income	$290	$270	$247
Preferred stock dividends	20	—	12
Net income available to common shareholders	$270	$270	$235

Basic earnings per common share	$1.10	$1.07	$0.88
Diluted earnings per common share	$1.09	$1.06	$0.88
Weighted average common shares outstanding:
Basic (in thousands)	246,252	252,610	266,558
Diluted (in thousands)	246,934	253,463	267,699

Dividends declared per common share	$0.14	$0.14	$—

E*TRADE FINANCIAL CORPORATION
Consolidated Balance Sheet
(In millions, except share data)
(Unaudited)

	March 31,	December 31,
	2019	2018
ASSETS
Cash and equivalents	$523	$2,333
Cash segregated under federal or other regulations	677	1,011
Available-for-sale securities	24,971	23,153
Held-to-maturity securities	23,927	21,884
Margin receivables	10,267	9,560
Loans receivable, net(6)	1,965	2,103
Receivables from brokers, dealers and clearing organizations	597	760
Property and equipment, net	308	281
Goodwill	2,485	2,485
Other intangibles, net	476	491
Other assets	1,322	942
Total assets	$67,518	$65,003

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$46,328	$45,313
Customer payables	10,600	10,117
Payables to brokers, dealers and clearing organizations	1,162	948
Other borrowings	300	—
Corporate debt	1,409	1,409
Other liabilities	937	654
Total liabilities	60,736	58,441

Shareholders' equity:
Preferred stock, $0.01 par value; shares authorized: 1,000,000; shares issued and outstanding at March 31, 2019: 403,000	689	689
Common stock, $0.01 par value; shares authorized: 400,000,000; shares issued and outstanding at March 31, 2019: 244,647,243	2	2
Additional paid-in-capital	5,342	5,462
Retained earnings	919	684
Accumulated other comprehensive loss	(170)	(275)
Total shareholders' equity	6,782	6,562
Total liabilities and shareholders' equity	$67,518	$65,003

Key Performance Metrics(7)

Corporate (dollars in millions)	Qtr ended 3/31/19	Qtr ended 12/31/18	Qtr ended 3/31/19 vs. 12/31/18	Qtr ended 3/31/18	Qtr ended 3/31/19 vs. 3/31/18

Operating margin %(3)	52%	50%	2%	47%	5%
Adjusted operating margin %(3)	50%	48%	2%	44%	6%

Employees	4,105	4,035	2%	3,768	9%

Return on common equity(4)	19%	19%	—%	15%	4%
Adjusted return on common equity(4)	18%	18%	—%	14%	4%
Common equity book value per share(8)	$24.90	$23.83	4%	$23.41	6%
Tangible common equity book value per share(8)	$14.61	$13.52	8%	$15.03	(3)%

Cash and equivalents	$523	$2,333	(78)%	$498	5%
Corporate cash (9)	$329	$391	(16)%	$439	(25)%

Average interest-earning assets	$61,017	$60,128	1%	$59,837	2%
Net interest margin (basis points)	323	320	3	297	26

Customer Activity (dollars in billions)	Qtr ended 3/31/19	Qtr ended 12/31/18	Qtr ended 3/31/19 vs. 12/31/18	Qtr ended 3/31/18	Qtr ended 3/31/19 vs. 3/31/18

Commissionable trades (MM)(10)	17.0	17.4	(2)%	18.3	(7)%
Trading days	61.0	62.0	N.M.	61.0	N.M.

DARTs(10)	279,405	281,190	(1)%	299,673	(7)%
Derivative DARTs(10)	90,042	91,825	(2)%	96,806	(7)%
Derivative DARTs %(10)	32%	33%	(1)%	32%	—%

Average commission per trade(10)	$7.17	$7.00	2%	$7.51	(5)%

Margin receivables	$10.3	$9.6	7%	$10.5	(2)%

Key Performance Metrics(7)

Customer Activity (dollars in billions)	Qtr ended 3/31/19	Qtr ended 12/31/18	Qtr ended 3/31/19 vs. 12/31/18	Qtr ended 3/31/18	Qtr ended 3/31/19 vs. 3/31/18

Gross new retail accounts(11)(12)	162,237	1,052,383	(85)%	152,269	7%
Gross new advisor services accounts	6,689	8,381	(20)%	—	100%
Gross new corporate services accounts	96,667	72,186	34%	90,214	7%
Gross new accounts	265,593	1,132,950	(77)%	242,483	10%

Net new retail accounts(11)(12)	80,830	951,351	(92)%	55,909	45%
Net new advisor services accounts	(19)	1,178	(102)%	—	(100)%
Net new corporate services accounts	54,154	28,154	92%	39,953	36%
Net new accounts	134,965	980,683	(86)%	95,862	41%

End of period retail accounts(12)	5,088,597	5,007,767	2%	3,955,131	29%
End of period advisor services accounts	151,222	151,241	—%	—	100%
End of period corporate services accounts	1,817,983	1,763,829	3%	1,532,329	19%
End of period accounts	7,057,802	6,922,837	2%	5,487,460	29%

Net new retail account growth rate(11)	6.5%	93.8%	(87.3)%	5.7%	0.8%
Net new advisor services account growth rate	(0.1)%	3.1%	(3.2)%	—%	(0.1)%
Net new corporate services account growth rate	12.3%	6.5%	5.8%	10.7%	1.6%
Net new total account growth rate(11)	7.8%	66.0%	(58.2)%	7.1%	0.7%

Net new retail assets(11)(13)	$4.8	$19.8	(76)%	$5.3	(9)%
Net new advisor services assets(13)	(0.1)	0.2	(150)%	—	(100)%
Net new retail and advisor services assets	$4.7	$20.0	(77)%	$5.3	(11)%

Net new retail assets growth rate(11)	6.8%	25.2%	(18.4)%	7.6%	(0.8)%
Net new advisor services assets growth rate	(3.5)%	3.9%	(7.4)%	—%	(3.5)%
Net new retail and advisor services assets growth rate(11)	6.2%	24.0%	(17.8)%	7.6%	(1.4)%

Customer Activity (dollars in billions)	Qtr ended 3/31/19	Qtr ended 12/31/18	Qtr ended 3/31/19 vs. 12/31/18	Qtr ended 3/31/18	Qtr ended 3/31/19 vs. 3/31/18
Retail Assets
Security holdings(14)	$261.1	$225.6	16%	$226.8	15%
Cash and deposits	60.7	58.5	4%	56.9	7%
Retail assets	$321.8	$284.1	13%	$283.7	13%

Advisor Services Assets
Security holdings(14)	$18.2	$16.4	11%	$—	100%
Cash and deposits	1.0	1.7	(41)%	—	100%
Advisor services assets	$19.2	$18.1	6%	$—	100%

Corporate Services Assets
Vested equity holdings(14)	$92.1	$75.5	22%	$69.2	33%
Vested options holdings	48.5	36.4	33%	39.9	22%
Corporate services vested assets	$140.6	$111.9	26%	$109.1	29%
Unvested holdings	115.4	94.4	22%	95.3	21%
Corporate services assets	$256.0	$206.3	24%	$204.4	25%

Total Customer Assets
Security holdings(14)	$279.3	$242.0	15%	$226.8	23%
Cash and deposits(11)(15)	61.7	60.2	2%	56.9	8%
Retail and advisor services assets	$341.0	$302.2	13%	$283.7	20%
Corporate services vested assets	140.6	111.9	26%	109.1	29%
Retail, advisor services, and corporate services vested assets	$481.6	$414.1	16%	$392.8	23%
Corporate services unvested holdings	115.4	94.4	22%	95.3	21%
Total customer assets	$597.0	$508.5	17%	$488.1	22%

Net (buy) / sell activity
Retail net (buy) / sell activity	$(2.7)	$(2.0)	N.M.	$(6.9)	N.M.
Advisor services net (buy) / sell activity	(0.6)	0.4	N.M.	—	N.M.
Net (buy) / sell activity	$(3.3)	$(1.6)	N.M.	$(6.9)	N.M.

Market Indices
Dow Jones Industrial Average	25,929	23,327	11%	24,103	8%
Nasdaq Composite	7,729	6,635	16%	7,063	9%
Standard & Poor's 500	2,834	2,507	13%	2,641	7%

Capital	Qtr ended 3/31/19	Qtr ended 12/31/18	Qtr ended 3/31/19 vs. 12/31/18	Qtr ended 3/31/18	Qtr ended 3/31/19 vs. 3/31/18

E*TRADE Financial
Tier 1 leverage ratio(16)	6.7%	6.6%	0.1%	7.3%	(0.6)%
Common Equity Tier 1 capital ratio(16)	30.1%	31.1%	(1.0)%	35.0%	(4.9)%
Tier 1 risk-based capital ratio(16)	35.9%	37.3%	(1.4)%	41.4%	(5.5)%
Total risk-based capital ratio(16)	36.3%	37.8%	(1.5)%	45.7%	(9.4)%

E*TRADE Bank
Tier 1 leverage ratio(16)	7.1%	7.1%	—%	7.6%	(0.5)%
Common Equity Tier 1 capital ratio(16)	33.9%	34.9%	(1.0)%	37.4%	(3.5)%
Tier 1 risk-based capital ratio(16)	33.9%	34.9%	(1.0)%	37.4%	(3.5)%
Total risk-based capital ratio(16)	34.2%	35.2%	(1.0)%	38.0%	(3.8)%

Average Balance Sheet Data
(dollars in millions)	Three Months Ended
	March 31, 2019			December 31, 2018
	Average	Interest	Average	Average	Interest	Average
	Balance	Inc./Exp.	Yield/Cost	Balance	Inc./Exp.	Yield/Cost

Cash and equivalents	$607	$3	2.31%	$663	$4	2.17%
Cash segregated under federal or other regulations	986	6	2.63%	588	4	2.44%
Investment securities	46,968	365	3.10%	45,036	333	2.95%
Margin receivables	9,766	126	5.24%	11,065	140	5.03%
Loans	2,058	28	5.48%	2,196	30	5.50%
Broker-related receivables and other	632	4	2.24%	580	2	1.95%
Total interest-earning assets	61,017	532	3.50%	60,128	513	3.41%
Other interest revenue(a)	—	23		—	25
Total interest-earning assets	61,017	555	3.65%	60,128	538	3.57%
Total non-interest earning assets	4,991			4,276
Total assets	$66,008			$64,404

Deposits	$45,186	$35	0.31%	$43,575	$25	0.23%
Customer payables	10,462	9	0.34%	10,070	9	0.34%
Broker-related payables and other	999	1	0.49%	1,597	3	0.86%
Other borrowings	269	2	3.81%	474	4	3.10%
Corporate debt	1,409	14	3.91%	1,409	14	3.91%
Total interest-bearing liabilities	58,325	61	0.42%	57,125	55	0.38%
Other interest expense(b)	—	2		—	1
Total interest-bearing liabilities	58,325	63	0.44%	57,125	56	0.40%
Total non-interest-bearing liabilities	1,183			768
Total liabilities	59,508			57,893
Total shareholders' equity	6,500			6,511
Total liabilities and shareholders' equity	$66,008			$64,404
Excess interest earning assets over interest bearing liabilities/ net interest income/ net interest margin	$2,692	$492	3.23%	$3,003	$482	3.20%
(a)	Represents interest income on securities loaned.
(b)	Represents interest expense on securities borrowed.

Average Balance Sheet Data	Three Months Ended
(dollars in millions)	March 31, 2018
	Average	Interest	Average
	Balance	Inc./Exp.	Yield/Cost

Cash and equivalents	$803	$3	1.42%
Cash segregated under federal or other regulations	795	3	1.62%
Investment securities	45,194	290	2.57%
Margin receivables	9,466	103	4.41%
Loans	2,629	33	5.07%
Broker-related receivables and other	950	4	1.55%
Total interest-earning assets	59,837	436	2.92%
Other interest revenue(a)	—	32
Total interest-earning assets	59,837	468	3.14%
Total non-interest-earning assets	4,787
Total assets	$64,624

Deposits	$43,178	$2	0.02%
Customer payables	9,556	1	0.06%
Broker-related payables and other	1,566	1	0.20%
Other borrowings	932	7	3.12%
Corporate debt	991	9	3.62%
Total interest-bearing liabilities	56,223	20	0.14%
Other interest expense(b)	—	3
Total interest-bearing liabilities	56,223	23	0.17%
Total non-interest-bearing liabilities	1,329
Total liabilities	57,552
Total shareholders' equity	7,072
Total liabilities and shareholders' equity	$64,624
Excess interest earning assets over interest bearing liabilities/ net interest income/ net interest margin	$3,614	$445	2.97%
(a)	Represents interest income on securities loaned.
(b)	Represents interest expense on securities borrowed.

Fees and Service Charges
(dollars in millions)	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018

Order flow revenue	$43	$44	$47
Money market funds and sweep deposits revenue(a)	21	18	17
Advisor management and custody fees	18	18	11
Mutual fund service fees	12	12	11
Foreign exchange revenue	8	4	8
Reorganization fees	6	4	3
Other fees and service charges	10	8	8
Total fees and service charges	$118	$108	$105
(a)	Includes revenue earned on average customer cash held by third parties based on the federal funds rate or LIBOR plus a negotiated spread or other contractual arrangements with the third party institutions.

Explanation of Non-GAAP Measures
Management believes that adjusting GAAP measures by excluding or including certain items is helpful to investors and analysts who may wish to use some or all of this information to analyze the Company’s current performance, prospects, and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP measures discussed below are appropriate for evaluating the operating and liquidity performance of the Company.

Adjusted Operating Margin
Adjusted operating margin is calculated by dividing adjusted income before income taxes by net revenue. Adjusted income before income taxes excludes the provision (benefit) for loan losses. Management believes that excluding the provision (benefit) for loan losses from operating margin provides a useful measure of the Company's ongoing operating performance because management excludes this when evaluating operating margin performance. See endnote (3) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Adjusted Return on Common Equity
Adjusted return on common equity is calculated by dividing annualized adjusted net income available to common shareholders by average common shareholders' equity, which excludes preferred stock. Adjusted net income available to common shareholders excludes the after-tax impact of the provision (benefit) for loan losses. Management believes that excluding the provision (benefit) for loan losses from net income available to common shareholders provides a useful measure of the Company's ongoing operating performance because management excludes this when evaluating return on common equity performance. See endnote (4) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Tangible Common Equity Book Value per Share
Tangible common equity book value per share represents common shareholders’ equity, which excludes preferred stock, less goodwill and other intangible assets (net of related deferred tax liabilities) divided by common stock outstanding. The Company believes that tangible common equity book value per share is a measure of the Company’s capital strength. See endnote (8) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Corporate Cash
Corporate cash represents cash held at the parent company as well as cash held in certain subsidiaries, not including bank and brokerage subsidiaries, that can distribute cash to the parent company without any regulatory approval or notification. The Company believes that corporate cash is a useful measure of the parent company’s liquidity as it is the primary source of capital above and beyond the capital deployed in regulated subsidiaries. See endnote (9) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

It is important to note that these non-GAAP measures may involve judgment by management and should be considered in addition to, not as substitutes for, or superior to, measures prepared in accordance with GAAP. For additional information on the adjustments to these non-GAAP measures, please see the Company’s financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein.

ENDNOTES

(1) Net income available to common shareholders of $270 million, or $1.09 per diluted share, includes net after-tax benefits of $19 million, or $0.08 per diluted share, related to the following items:

  $12 million pre-tax, or $0.04 per diluted share, of benefit to provision for loan losses
  $14 million pre-tax, or $0.04 per diluted share, of benefit related to a change in estimate for previous market data usage reported in communications expense

(2) Records based on the period during which metric has been reported by the Company.

(3) Operating margin is the percentage of net revenue that results in income before income taxes. The percentage is calculated by dividing income before income taxes by total net revenue. As noted above, adjusted operating margin is a non-GAAP measure. The following table provides a reconciliation of GAAP operating margin percentage to non-GAAP adjusted operating margin (dollars in millions):

	Q1 2019		Q4 2018		Q1 2018
	Amount	Operating Margin %	Amount	Operating Margin %	Amount	Operating Margin %

Income before income tax expense and operating margin	$392	52%	$365	50%	$334	47%
Provision (benefit) for loan losses	(12)		(12)		(21)
Adjusted income before income tax expense and adjusted operating margin	$380	50%	$353	48%	$313	44%

(4) Return on common equity is calculated by dividing annualized net income available to common shareholders by average common shareholders' equity, which excludes preferred stock. As noted above, adjusted return on common equity is a non-GAAP measure. The following table provides a reconciliation of GAAP return on common equity percentage to non-GAAP adjusted return on common equity percentage (dollars in millions):

	Q1 2019		Q4 2018		Q1 2018
	Amount	Return on Common Equity %	Amount	Return on Common Equity %	Amount	Return on Common Equity %

Net income available to common shareholders and return on common equity	$270	19%	$270	19%	$235	15%
Add back impact of the following item:
Provision (benefit) for loan losses	(12)		(12)		(21)
Income tax impact	3		3		5
Net of tax	(9)		(9)		(16)
Adjusted net income available to common shareholders and return on common equity	$261	18%	$261	18%	$219	14%

(5) Capital return to shareholders represents the amount of earnings returned to shareholders through share repurchases and common stock dividends.

(6) The following table presents the allowance for loans losses (dollars in millions):

	March 31,	December 31,
	2019	2018

Allowance for loan losses, beginning	$37	$41
Provision (benefit) for loan losses	(12)	(12)
(Charge-offs) recoveries, net	7	8
Allowance for loan losses, ending	$32	$37

Loan servicing expense was $3 million, $3 million, and $5 million for the three months ended March 31, 2019, December 31, 2018, and March 31, 2018, respectively.

(7) Amounts and percentages may not recalculate due to rounding. For percentage based metrics, the variance represents the current period less the prior period. Net new account and asset growth rates have been annualized.

(8) As noted above, tangible common equity book value and tangible common equity book value per share are non-GAAP measures. The following table provides a reconciliation of GAAP common equity book value and common equity book value per share to non-GAAP tangible common equity book value and tangible common equity book value per share at period end (dollars in millions, except per share amounts):

	Q1 2019		Q4 2018		Q1 2018
	Amount	Per Share	Amount	Per Share	Amount	Per Share

Common equity book value	$6,093	$24.90	$5,873	$23.83	$6,200	$23.41
Less: Goodwill and other intangibles, net	(2,961)		(2,976)		(2,645)
Add: Deferred tax liabilities related to goodwill and other intangibles, net	442		436		426
Tangible common equity book value	$3,574	$14.61	$3,333	$13.52	$3,981	$15.03

(9) As noted above, corporate cash is a non-GAAP measure. The following table provides a reconciliation of GAAP consolidated cash and equivalents to non-GAAP corporate cash at period end (dollars in millions):

	Q1 2019	Q4 2018	Q1 2018

Consolidated cash and equivalents	$523	$2,333	$498
Less: Cash at regulated subsidiaries	(518)	(2,347)	(493)
Add: Cash on deposit at E*TRADE Bank(a)	324	405	434
Corporate cash	$329	$391	$439
(a)	Corporate cash includes the parent company's deposits placed with E*TRADE Bank. E*TRADE Bank may use these deposits for investment purposes; however, these investments are not included in consolidated cash and equivalents.

(10) Commissionable trades exclude trades related to no transaction fee mutual funds and commission-free exchange-traded funds, rebalancing trades associated with managed products, and other non-commissionable trades. This has impacted the presentation of DARTs, derivative DARTs %, and average commission per trade.

(11) Includes the impact of the Capital One retail account acquisition as follows:

November 6, 2018
Capital One(a)

Retail accounts	912,065
Cash and deposits ($B)	$1.6
Retail assets ($B)	$15.1
(a)	Excluding the Capital One retail account acquisition impact presented above, the fourth quarter 2018 acquisition-adjusted annualized net new retail account growth rate was 3.9%, and the acquisition-adjusted annualized net new retail asset growth rate was 5.9%. For the same period, the acquisition-adjusted annualized net new total account growth rate was 4.6%, and the acquisition-adjusted annualized net new retail and advisor services asset growth rate was 5.8%.

(12) The Company aligned the reporting threshold for retail accounts at $25 or a trade within six months (this impacts gross new retail accounts and end of period retail accounts).

(13) Net new retail and advisor services assets exclude the effects of market movements in the value of retail and advisor services assets.

(14) In Q1 2019, the presentation of total customer assets was updated to present separately the vested equity holdings previously included in security holdings, among other changes.

(15) The following table provides the components of total cash and deposits (dollars in billions):

	Q1 2019	Q4 2018	Q1 2018

Sweep deposits	$38.6	$39.3	$38.0
Customer payables	10.6	10.1	8.9
Savings, checking and other banking assets	7.7	6.0	5.0
Total on-balance sheet cash	56.9	55.4	51.9
Sweep deposits at unaffiliated financial institutions	3.0	3.0	3.4
Money market funds and other	1.8	1.8	1.6
Total customer cash held by third parties(a)	4.8	4.8	5.0
Total cash and deposits	$61.7	$60.2	$56.9
(a)	Customer cash held by third parties is held outside E*TRADE Financial and includes money market funds and sweep deposit accounts at unaffiliated financial institutions. Customer cash held by third parties is not reflected in the Company's consolidated balance sheet and is not immediately available for liquidity purposes.

(16) E*TRADE Financial and E*TRADE Bank's capital ratios are calculated as follows and are preliminary for the current period (dollars in millions):

	ETFC		ETB
	Q1 2019	Q4 2018	Q1 2019	Q4 2018

Shareholders’ equity	$6,782	$6,562	$3,822	$3,557
Deduct:
Preferred stock	(689)	(689)	—	—
Common Equity Tier 1 capital before regulatory adjustments	$6,093	$5,873	$3,822	$3,557
Add:
Losses in other comprehensive income on available-for-sale debt securities, net of tax	170	275	170	275
Deduct:
Goodwill and other intangible assets, net of deferred tax liabilities	(2,519)	(2,540)	(285)	(287)
Disallowed deferred tax assets	(166)	(200)	(67)	(61)
Common Equity Tier 1 capital	$3,578	$3,408	$3,640	$3,484
Add:
Preferred stock	689	689	—	—
Tier 1 capital	$4,267	$4,097	$3,640	$3,484
Add:
Other	42	46	32	37
Total capital	$4,309	$4,143	$3,672	$3,521

Average assets for leverage capital purposes	$66,277	$64,767	$51,609	$49,568
Deduct:
Goodwill and other intangible assets, net of deferred tax liabilities	(2,519)	(2,540)	(285)	(287)
Disallowed deferred tax assets	(166)	(200)	(67)	(61)
Adjusted average assets for leverage capital purposes	$63,592	$62,027	$51,257	$49,220

Total risk-weighted assets(a)	$11,889	$10,970	$10,755	$9,994

Tier 1 leverage ratio (Tier 1 capital / Adjusted average assets for leverage capital purposes)	6.7%	6.6%	7.1%	7.1%
Common Equity Tier 1 capital / Total risk-weighted assets(a)	30.1%	31.1%	33.9%	34.9%
Tier 1 capital / Total risk-weighted assets	35.9%	37.3%	33.9%	34.9%
Total capital / Total risk-weighted assets	36.3%	37.8%	34.2%	35.2%
(a)	Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

CONTACT:
E*TRADE Media Relations
646-521-4418
mediainq@etrade.com

E*TRADE Investor Relations
646-521-4406
ir@etrade.com